Ellington Credit Company N-2/A

Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Ellington Credit Company of our report dated May 29, 2026, relating to the financial statements which appears in Ellington Credit Company’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

May 29, 2026